Exhibit 5.1

May 6, 2022

Globis NV Merger Corp.

7100 W. Camino Real, Suite 302-48

Boca Raton, Florida 33433

Dear Sirs,

FORAFRIC GLOBAL PLC (the “Company”)

1.	We are lawyers qualified to practise in Gibraltar and have been requested to provide an opinion to you in connection with the Registration Statement on Form S-4, filed with the Securities and Exchange Commission (the “Commission”) on January 12, 2022, as amended and supplemented through the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to, among other things, the registration under Securities Act of an aggregate of 49,845,317 ordinary shares, nominal value $0.001 per share (the “Ordinary Shares”) and an aggregate of 15,789,722 warrants to purchase Ordinary Shares (the “Warrants”) (the Ordinary Shares together with the Warrants, the “Securities”), each to be issued by the Company.
2.	As a result of the Redomiciliation (as defined in the Registration Statement), the re-registration of the Company as a public limited company in Gibraltar (the “Re-Registration”), the Merger, the Exchange (each, as defined in the Registration Statement) and the assignment and novation of the Warrant Agreement by Globis Acquisition Corp., a Delaware corporation (“Globis”) to the Company, (i) stockholders of Globis will receive one Ordinary Share for each issued and outstanding share of common stock, par value $0.0001 per share, of Globis (the “Common Stock”) held prior to the Merger and Exchange; and (ii) each of Globis’ issued and outstanding warrants to acquire one share of Common Stock at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Warrant Agreement will automatically become a Warrant.
3.	For the purposes of this opinion we have reviewed the following:
(a)	the Registration Statement;
(b)	the Companies Act 2014 of Gibraltar (the “Act”);

(c)	the Companies (Re-domiciliation) Regulations 1996 of Gibraltar (the “Redomiciliation Regulations”);
(d)	a draft of the resolutions of the members of the Company approving inter alia the Redomiciliation (the “Redomiciliation Resolutions”);
(e)	a completed but unsigned and undated Form 442 A to be filed at Companies House, Gibraltar, in respect of the Redomiciliation and containing details of the existing share capital of the Company;
(f)	the draft documentation to be filed at Companies House, Gibraltar, together with the aforesaid Form 442 A in connection with the Redomiciliation;
(g)	the form of Articles of Conversion and the other documents to be filed with the Nevada Secretary of State to effect the Redomiciliation (the “Articles of Conversion”), including therein the form of Plan of Conversion,
(h)	a draft of the resolutions of the members of the Company approving inter alia the Re-Registration (the “Re-Registration Resolutions”);

(i)	a completed but unsigned and undated application pursuant to section 42 of the Act to be filed at Companies House, Gibraltar, in respect of the Re-Registration;

(j)	a copy of the memorandum and articles of association of the Company to be adopted upon the Re-Registration (the “Articles”);

(k)	a draft of the resolutions of the members of the Company approving inter alia the Merger and the Exchange, including the assignment and novation of the Warrant Agreement to the Company (the “Merger and Exchange Resolutions” and together with the Redomiciliation Resolutions and the Re-Registration Resolutions, the “Resolutions”).
4.	We have not made any investigation of and do not express any opinion as to the laws of any jurisdiction outside Gibraltar. This Opinion is given only in respect of the present laws of Gibraltar and having effect in Gibraltar and is limited to the facts and circumstances disclosed to us and subsisting at the date hereof as set out herein.
5.	Subject as hereinafter provided and to matters not disclosed to us, we are of the opinion that:
(a)	the Certificate of Redomiciliation of a Company (the “Certificate”) in respect of the Company, when issued by the Registrar of Companies, Gibraltar pursuant to the Redomiciliation Regulations will be conclusive evidence that all of the requirements of the Redomiciliation Regulations in respect of that registration have been complied with and that the Company is a company authorised to be so registered and has been duly registered in Gibraltar (“Redomiciliation”);
(b)	The Redomiciliation is effective as from the date of issue of the Certificate;
(c)	Upon the Redomiciliation and the Re-Registration being effected in the manner described in the Registration Statement:
(i)	the Company will validly exist under the laws of Gibraltar;
(ii)	the directors of the Company will have the power to issue and allot ordinary shares for a period of 5 years and the Company will have taken all corporate actions necessary to create that power;
(iii)	the actions required under Gibraltar law to approve the issuance of the issued share capital of the Company that exists at the time of the Redomiciliation will have been taken;

(iv)	the issued share capital of the Company that exists at the time of the Redomiciliation will be deemed to have been issued in compliance with the requirements of Gibraltar law, the Articles, and the Resolutions;
(v)	Upon completion of the Redomiciliation, the Re-Registration, the Merger, and the Exchange, the Ordinary Shares will be validly issued, fully paid and non-assessable.
(vi)	Upon completion of the Redomiciliation, the Re-Registration, the Merger, and the Exchange, the Ordinary Shares underlying the Warrants, when issued upon exercise of the Warrants in accordance with the terms thereof, subject to the full payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

(vii)	Upon completion of the Redomiciliation, the Re-Registration, the Merger, and the Exchange, the Company will have, under the law of Gibraltar, the power to create and will have taken the required steps to authorize entering into the Warrant Agreement and the Warrants.
(viii)	the shareholders of the Company will not be liable, solely as a result of holding Ordinary Shares, for additional assessments or calls on such Ordinary Shares by the Company or its creditors.
6.	In giving this Opinion, we have assumed without making any independent enquiry:
(a)	the genuineness of all and any signatures and seals;
(b)	the completeness and conformity to the originals of all documents submitted to us purporting to be copies or drafts of the originals;
(c)	prior to effecting the Redomiciliation: (i) the Resolutions have been duly adopted and have not been revoked, rescinded or otherwise amended or modified (ii) the stockholders of the Company will have approved, among other things, the Redomiciliation, the Re-Registration, the Articles, and the Merger and Exchange; and (iii) all other necessary action will have been taken by the Company under the applicable laws of Nevada to authorize and permit the Redomiciliation, and any and all consents, approvals and authorizations from applicable Nevada governmental and regulatory authorities required to authorize and permit the Redomiciliation will have been obtained;
(d)	that the Articles of Conversion, including the Plan of Conversion, in the form that has been duly authorized and executed and thereafter duly filed with the Nevada Secretary of State (or such other documents by which the Nevada authorities categorically confirm that the company has been de-registered in that state) will be provided to the Registrar of Companies in Gibraltar within 6 months of the Certificate; and
(e)	Prior to the issuance of the Ordinary Shares of the Company after the Merger and as part of the Exchange: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the stockholder of Globis will have approved the Merger and Exchange (iii) the Merger will have become effective under the laws of Delaware and Nevada.

7.	We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement.

Yours faithfully

/s/ Hassans International Law Firm Limited

Hassans International Law Firm Limited